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                           SECURITIES AND EXCHANGE COMMISSION

                                 Washington, D.C. 20549

                                        FORM 8-K

                                     CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:  March 11, 1998

                                NSD Bancorp, Inc.
                                -----------------
             (Exact Name of Registrant as specified in its charter)

       PENNSYLVANIA                    0-22124              25-1616814
----------------------------      ----------------       ------------------
(State or other jurisdiction      (Commission File         (IRS Employer
     of incorporation)                  Number)          Identification No.)

5004 McKnight Road, Pittsburgh, Pennsylvania                     15237
--------------------------------------------                    -------
  (Address of principal executive offices)                     (Zip Code)

                                     (412) 231-6900
                                      -------------
                  (Registrant's telephone number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 4. Changes in Registrant's Certifying Accountant

a. Effective March 11, 1998, the Corporation (the "Corporation" or the "Registrant") dismissed its prior independent certified public accountants, Coopers & Lybrand, LLP, ("Coopers & Lybrand"). Coopers & Lybrand's report on the Corporation's consolidated financial statements during the two most recent fiscal years contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was made by the Registrant's Audit Committee.

During the last two fiscal years and the subsequent interim periods to the date hereof, there were no disagreements between the Corporation and Coopers & Lybrand on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

None of the "reportable events" described in Item 304(a)(1)(v) occurred with respect to the Corporation within the last two fiscal years and the subsequent interim period to the date hereof.

b. Effective March 11, 1998, the Corporation's Audit Committee of the Board of Directors engaged Deloitte & Touche LLP ("Deloitte & Touche") as its independent accountants. During the last two fiscal years and the subsequent interim period to the date hereof, the Corporation did not consult Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits

Exhibit 16.1 Letter from Coopers & Lybrand, LLP, regarding change in certifying accountant.


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:
      -------------------------

                                                                   (Registrant)

                                            By
                                               -------------------------------
                                                          Treasurer